Exhibit (a)(5)(H)

Portola Town Hall

ALEXION

2 | RARE INSPIRATION. CHANGING LIVES.

Additional Information about the Transaction and Where to Find It

This communication does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Portola Pharmaceuticals, Inc. ("Portola") securities. On May 27, 2020, Odyssey Merger Sub Inc. ("Purchaser"), a direct, wholly owned subsidiary of Alexion Pharmaceuticals, Inc. ("Alexion"), commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.001 per share, of Portola, at a price per share of $18.00, net to the holder of such share, in cash, without interest and subject to any applicable withholding tax. The tender offer expires one minute following 11:59 p.m., New York City time, on Wednesday, July 1, 2020, unless extended. If the tender offer is extended, we will inform the depositary of that fact and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the business day after the day on which the tender offer was scheduled to expire. On May 27, 2020, Alexion and Purchaser filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the "SEC") and Portola filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and security holders are urged to read these materials (including an Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully since they contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials are filed with the SEC, and investors and security holders may obtain a free copy of these materials and other documents filed by Alexion and Portola with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Alexion and Purchaser file with the SEC are available to all investors and security holders of Portola free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Portola under the "Investors and Media" section of Portola's website at www.portola.com.

Cautionary Note Regarding Forward-Looking Statements

To the extent that statements contained in this communication are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs, certain assumptions and current expectations of management and may be identified by words such as "believes," "plans," "anticipates," "projects," "estimates," "expects," "intends," "strategy," "future," "opportunity," "may," "will," "should," "could," "potential," or similar expressions. Such forward-looking statements are based on management's current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Portola by Alexion may not be completed; the possibility that competing offers or acquisition proposals for Portola will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Portola common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Alexion's or Portola's business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of Portola's business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufactures, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the anticipated benefits of Portola's therapy (Andexxa) not being realized (including expansion of the number of patients using the therapy); the phase 4 study regarding Andexxa does not meet its designated endpoints and/or is not deemed safe and effective by the Food and Drug Administration ("FDA") or other regulatory agencies (and commercial sales are prohibited or limited); future clinical trials of Portola products not proving that the therapies are safe and effective to the level required by regulators; anticipated Andexxa sales targets are not satisfied; Andexxa does not gain acceptance among physicians, payers and patients; potential future competition by other Factor Xa inhibitor reversal agents; decisions of regulatory authorities regarding the adequacy of the research and clinical tests, marketing approval or material limitations on the marketing of Portola products; delays or failure of product candidates or label extension of existing products to obtain regulatory approval; delays or the inability to launch product candidates (including products with label extensions) due to regulatory restrictions; failure to satisfactorily address matters raised by the FDA and other regulatory agencies; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the adequacy of pharmacovigilance and drug safety reporting processes; and a variety of other risks set forth from time to time in Alexion's or Portola's filings with the SEC, including but not limited to the risks discussed in Alexion's Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC and the risks discussed in Portola's Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Alexion's and Portola's businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Alexion and Portola disclaim any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

3 | RARE INSPIRATION. CHANGING LIVES. CULTURE ASSESSMENT READOUT EMPLOYEE EXPERIENCE A positive employee experience begins with a seamless integration and a cultivated sense of Belonging.

4 | RARE INSPIRATION. CHANGING LIVES. PRINCIPLES FOR INTEGRATION  Patient - centric Patients are our Guiding Star  Nurture  Belonging Build relationships and welcome cultural diversity Humility Learn from each other and keep perspective Integrity Embrace quality, maintain high - compliance, clarify expectations, and deliver Pioneering Spirit Collaborate to innovate for solutions

More About Our Culture

6 | RARE INSPIRATION. CHANGING LIVES. ALEXION’S CULTURE & VALUES Patients are our Guiding Star — we serve them every day with our hearts and minds. Patients are the real heroes. They inspire us daily and are the living embodiment of the purpose behind our work. As our Guiding Star, they remind us of that every day. SERVE PATIENTS ACT WITH INTEGRITY EMPOWER PEOPLE INNOVATE FOR SOLUTIONS ALEXION’S GUIDING STAR ALEXION’S VALUES We embrace compliance and quality as essential to everything we do We build trust and earn credibility by doing things the right way We are all leaders and accountable to each other, patients, customers, stakeholders and shareholders We trust, value, respect and empower team members We unlock value through diversity of people, ideas, cross - functional collaboration and continuous learning We celebrate success and embrace failure as an opportunity to learn and improve We innovate with discipline and focus to seek creative solutions in all aspects of our work We take balanced risks and encourage experimentation We actively listen with humility to diverse internal and external inputs, and harness new ideas We put patients at the heart of decisions we make We seek to understand patients’ journeys and with our passion and persistence, help each patient find answers and deliver transformative therapies that change lives We collaborate and partner with the world around us to create value for patients Source: Alexion Website

7 | RARE INSPIRATION. CHANGING LIVES. PORTOLA’S CULTURE & VALUES Building A Culture Of Collaboration And Execution We aim to foster a community of diversity and inclusion. Our goal is for all employees to embrace each other’s differences, celebrate each other’s talents, and work together to achieve our ambitious objective of improving patient lives. We invest equally in the learning and development of all of our employees and strive to help advance their careers while at Portola. • Purposeful : Patients inspire our drive to discover and develop life - saving medicines using cutting - edge science. • Pioneering : We are charting new horizons in the treatment of serious blood - related disorders . • Proud : We think boldly. We act kindly. We thrive together. Source: Portola Website Our Core Values Building A Culture Of Collaboration And Execution

Executive Summary

9 | RARE INSPIRATION. CHANGING LIVES. ASSESSMENT APPROACH We gathered feedback from 60+ employees across both Alexion & Portola for our current state culture assessment Patient Focus • The Focus Groups covered three key topics; current state culture, ways of working, and perceptions of the integration • We invited individuals from multiple functions and geographies to gather more holistic insights Focus Groups • Administered anonymous survey for a one - week period from May 28 to June 4, 2020 to supplement insights from the focus groups • This survey was not intended to be a statistical representative of each organization’s employee population. It was used to provide additional quantitative insights Diagnostic Survey 9 Focus Groups 37 Participants 10 Countries Represented

10 | RARE INSPIRATION. CHANGING LIVES. ASSESSMENT FINDINGS OVERVIEW Findings from the focus groups and survey show there are many core cultural similarities and opportunity areas that Alexion and Portola can continue to build upon to enable a successful integration. The differences, while relevant, are in fact variations of co mmo n topics. Cultural Similarities Alexion & Portola: • Patient - centric* • Speak Up* • Collaborative* • Adaptable* • Purpose Driven • Motivated • Dedicated, Hard Working • Kind • Lean • Fast - Paced / Ongoing Prioritization • Sense of Belonging *Indicates the most mentioned cultural traits from the focus groups/ survey Cultural Nuanced Differences Alexion: • Structured Decision Making • Growing • Transformative (Rare, Chronic Disease Patients) Portola: • Empowered Decision Making • Portola Proud • Pioneering (Acute, Life Saving Situations) . Opportunity Areas • Decision Making • Sense of Identity • Open Communication • Inclusion • Prioritization

11 | RARE INSPIRATION. CHANGING LIVES. SIMILARITIES TO BUILD UPON FOR THE INTEGRATION The survey and findings from our focus groups uncovered four key similarities to continue to strengthen during the integration between Alexion and Portola Similarity Description Serving Patients Employees from both companies understand the patient journey and are committed to improving patient’s lives. Speak Up Employees value integrity and feel empowered to speak up, to raise concerns and share constructive feedback. Collaboration Employees feel that teamwork is essential for getting work done. Collaboration is critical for teams to work towards a common vision. Adaptability Both Alexion and Portola have experienced significant change over the last few years. Employees from both companies are resilient, embrace ambiguity , & easily adapt to change. Source: Alexion Culture Diagnostic, Portola Culture Diagnostic, Focus Groups

12 | RARE INSPIRATION. CHANGING LIVES. OPPORTUNITY AREAS - WHAT WE NEED Additionally, insights from our focus groups and the survey allowed us to uncover several key opportunity areas to address similar risks and concerns employees feel about the integration between Alexion and Portola Opportunity Description Decision Making Employees from Alexion & Portola expressed a need for aligning decision - making processes between both organizations. Sense of Identity Employees from both companies' desire to maintain their respective identity and want a stronger understanding of how Portola fits into Alexion’s portfolio. Open Communication Employees highlighted the need for both Alexion and Portola to learn from each other . They also shared the importance of transparency related to plans for roles, responsibilities, and expectations. Inclusion Employees expressed the criticality of forming meaningful relationships and encouraging relationship building to foster a sense of belonging and inclusion moving forward. Prioritization Employees from both companies mentioned understanding resourcing needs to help employees manage multiple priorities. Source: Alexion Culture Diagnostic, Portola Culture Diagnostic, Focus Groups

13 | RARE INSPIRATION. CHANGING LIVES. KEY AREAS TO ADDRESS FOR THE INTEGRATION Employees from both companies expressed key areas that should be addressed for the integration to go smoothly. Alexion’s Areas to Address Portola’s Areas to Address • Cultural Identity • Value Differences • Transparency • Listening & Learning • Speed of Integration • Cultural Identity • Sense of Belonging • Transparency • Empowerment • Growth Opportunities Source: Alexion Culture Diagnostic, Portola Culture Diagnostic, Focus Groups

14 | RARE INSPIRATION. CHANGING LIVES. POTENTIAL BENEFITS OF THE INTEGRATION Alexion’s Expected Benefits Portola’s Expected Benefits x New colleagues who bring expertise in their field but also fresh ideas and ways of working x More cross functional participation on initiatives and representation to share ideas and experiences. x Opportunity to expand Alexion’s ability to serve patients by gaining new products and new talent. x Building a more global workforce x Learning new areas of expertise from Alexion x Expanding drug accessibility for patients x Refining processes to improve operational efficiency x Bringing additional R&D expertise on the West Coast x Gaining access to additional resources (e.g., defined processes and sufficient budget for studies) to increase the availability of therapies for patients x Making Portola drugs available to more patients globally by using the knowledge and expertise that both companies bring Overall, employees from Alexion & Portola are excited about the benefits that the integration will bring if it is executed successfully. Source: Alexion Culture Diagnostic, Portola Culture Diagnostic, Focus Groups

15 | RARE INSPIRATION. CHANGING LIVES. CULTURE ASSESSMENT READOUT PANEL DISCUSSION Anne - Marie Law Rana Strellis Tolg a Tanguler Camilla Hartvig Chief Human Experience Officer Head of Global Culture and Corporate Social Responsibility Head of US Commercial Head of International Commercial Brian Goff Chief Commercial & Global Operations Officer

16 | RARE INSPIRATION. CHANGING LIVES. DATE Closing Week After Close Week After Close Week After Close Two Week After Close - Onwards OVERVIEW • Alexion’s CEO Ludwig Hantson will send an email to all employees from both organizations • Join us to hear Ludwig Hantson, Brian Goff, and Gianluca Pirozzi discuss the business opportunity ahead • Learn more about Alexion and hear from more leaders • Additional details on how the job confirmation and selection process will work • An overview of Alexion’s Values, Compliance and Quality and IT systems • An intranet page focused on the Portola integration to facilitate a seamless onboarding • Leverage Integration Leads from both Portola and Alexion to play a critical role in driving culture activation and planning NEXT STEPS CEO Chat Employee Day 1 & 2 Onboarding Materials Functional Culture Conversations CEO Message